SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) December 1, 2005


                                THE BEARD COMPANY
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             (Exact name of registrant as specified in its charter)


        Oklahoma                     001-12396                  73-0970298
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


                                Enterprise Plaza
                               5600 N. May Avenue
                                    Suite 320
                          Oklahoma City, Oklahoma 73112
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               (Address of principal executive offices) (Zip Code)

                                 (405) 842-2333
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
         (17 CFR 240.14a-12(b))

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01  Other Events.

     Effective as of 12:01 a.m. on December 1, 2005, the Company completed the disposition of its ownership of 80% of the voting common stock (the "Shares") of Cibola Corporation ("Cibola"), a privately-owned Wyoming corporation. The Shares were pledged as security on a Nonrecourse Secured Promissory Note dated April 10, 1996 (the "Note") given to Cibola at the time it purchased the Shares.

     Disposition of the Shares was the final step in a series of transactions that followed the delivery on November 4, 2005 by the other shareholders of Cibola of a letter agreement indicating their intention to exercise their option to purchase the Shares pursuant to a Call Option Agreement dated April 10, 1996. On November 23, 2005 the other shareholders delivered to the Company a notice letter dated November 14, 2005 (attached as Exhibit 99) exercising, effective as of December 1, 2005, the option under the Call Option Agreement.

     Payment of the option price consisted of Cibola's cancellation of the Note, cancellation of the Company's obligations under the Note, and termination of the security interest created on April 10, 1996 between Cibola, as Secured Party, and the Company, as Debtor.

     Following receipt of the November 4 letter agreement, the Company took an impairment provision in the amount of $13,000 in the third quarter of 2005 to write off its remaining basis in its investment in the Shares.

     Despite owning 80% of the voting common stock of Cibola, the Company has never consolidated the financial statements of Cibola with those of the Company. It has always been the position of the Company that, for a number of reasons, the minority shareholders control the operations of Cibola. Accordingly, from inception of its investment in Cibola, only the cash distributions made by Cibola to the Company have been reported as the Company's share of Cibola's net income. The Company's share of Cibola's net income (before the impairment provision) for the first nine months of 2005 totaled $235,000.

     A copy of the notice letter is attached hereto as Exhibit 99.

Item 9.01 Exhibits.

(c) Exhibits.

Exhibit No.                Description
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   99                      Notice letter dated November 14, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE BEARD COMPANY

                                   /s/ Herb Mee, Jr.
                                       Herb Mee, Jr., President

December 1, 2005


                                INDEX TO EXHIBITS

Exhibit
  No.          Description              Method of Filing
-------        -----------              ----------------
  99           Notice letter dated      Filed electronically herewith
               November 14, 2005